UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2005

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

2828 North Haskell Avenue
Dallas, Texas	75204

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 841-6111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

      On June 6, 2005, Affiliated Computer Services, Inc. (the “Company”) issued a press release announcing that it has completed a public offering of $250 million aggregate principal amount of its 4.70% Senior Notes due June 1, 2010 and $250 million aggregate principal amount of its 5.20% Senior Notes due June 1, 2015. A copy of such press release is published on the Company’s web site at http://www.acs-inc.com and is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 7.01 and the press release attached as Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Affiliated Computer Services, Inc. Press Release dated June 6, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.

Date: June 6, 2005	By:	/s/ WARREN D. EDWARDS

	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Affiliated Computer Services, Inc. Press Release dated June 6, 2005.